EXHIBIT 99(a)

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET			TELEPHONE			MAIL

https://www.proxyvotenow.com/ava			1-866-214-3768

• • •	Go to the website address listed above. Have your proxy card ready. Follow the simple instructions that appear on your computer screen.	OR	• • •	Use any touch-tone telephone. Have your proxy card ready. Follow the simple recorded instructions.	OR	• • •	Mark, sign and date your proxy card. Detach your proxy card. Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

1-866-214-3768
CALL TOLL-FREE TO VOTE

▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Please sign, date and return this proxy in the enclosed postage prepaid envelope.	☒ Votes MUST be indicated (x) in Black or Blue ink.

1.	Election of Directors

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
Nominees: 01-John F. Kelley, 02-Lura J. Powell, 03-Heidi B. Stanley,
04-R. John Taylor
(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

		FOR	AGAINST	ABSTAIN
2.	Approval of the formation of a holding company by means of a statutory share exchange whereby each outstanding share of Avista Corporation common stock would be exchanged for one share of AVA Formation Corp. common stock.	☐	☐	☐

3.	Ratification of the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2006.	☐	☐	☐

To change your address, please mark this box.	☐

The signature on this Proxy should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenants, co-executors, or co-trustees, both should sign. Persons signing as attorney, executor, administrator, trustee or guardian, should give their full title.

Date	Share Owner sign here	Co-Owner sign here

AVISTA CORPORATION
PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Avista Corporation for the Annual Meeting of Shareholders on Thursday, May 11, 2006.
     The undersigned appoints G.G. Ely and K.S. Feltes, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned and vote all shares of Avista Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 11, 2006, and at any adjournments thereof, as indicated on the reverse side.
     If the undersigned is a participant in the Avista Investment and Employee Stock Ownership Plan, this card directs The Vanguard Group as the Plan Administrator, to authorize The Bank of New York as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Avista Common Stock held of record in the undersigned’s Plan account.
     If you are a participant in the Avista Investment and Employee Stock Ownership Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Company, Trustee of Avista Investment and Employee Stock Ownership Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 12:00 midnight on May 5, 2006, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” Items 1, 2 and 3.
The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.

Comments or change of address

AVISTA CORPORATION P.O. BOX 11235 NEW YORK, NY 10203-0235
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

To include any comments, please mark this box.	☐

Mark here if you wish to access the Annual Report and Proxy Statement electronically in the future instead of by mail.	☐

(Continued, and to be dated and signed on the reverse side.)